EXHIBIT 10.51



                     CONSULTING SERVICES AGREEMENT ADDENDUM

THIS AGREEMENT made as of June 1, 2001

BETWEEN: INTERVEN CAPITAL CORPORATION, a Nevada corporation, having its offices located at 220 South Rock Road #9, Reno, Nevada, U.S.A. 89502, ("InterVen")

AND: MARK SMITH,businessman, of 220 South Rock Road #9, Reno, Nevada, U.S.A. 89502, ("Smith")

         (InterVen and Smith are collectively referred to as the "Consultant")

AND: E*COMNETRIX INC. (formerly USV Telemanagement Inc.), a company duly formed under the Canada Business Corporations Act, having its offices located at 180 Grand Ave., Ste. 450 Oakland, California, U.S.A., 94612, ("ECOM")

WITNESSES THAT WHEREAS:

A. Consultant and E*Comnetrix Inc. entered into a consulting services agreement effective as of June 1, 2000 (the "Agreement"); and

B. The parties wish to addend the Agreement subject to the following terms and conditions;

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

Deferral of Compensation

1.1 Commencing June 1, 2001 (the "Start Date"), subject to Section 1.2 hereof, InterVen will defer Five Thousand U.S. dollars ($5,000 USD) per month of the compensation due and payable to InterVen under the Agreement (the "Deferral") to be accrued on the books of ECOM (the "Accrued Amount") and to be paid to InterVen subject to Sections 1.3 and 1.4 hereof.

Deferral Terms and Conditions

1.2 Deferral shall continue until the occurrence of any one of the following events:

     (i) ECOM retains counsel to file for bankruptcy protection or other protection from creditors; or
     (ii) ECOM, commencing from the Start Date, receives cumulative cash paid in capital or equity or debt financing, or any combination thereof, in the amount of One Million U.S. dollars ($1,000,000 USD); or
     (iii)ECOM, commencing from the Start Date, experiences two consecutive fiscal quarters of positive cash flow as measured by EBITDA plus other non cash expenses; or
     (iv) ECOM receives proceeds from the exercise of ECOM stock options (the "Stock Option Proceeds") in a cumulative amount equal to the then anticipated amounts to be Deferred through the Initial Term of the Agreement plus any unpaid Accrued Amount; or
     (v) ECOM undertakes a merger or consolidation with one or more corporations; or
     (vi) there is a sale or other disposition of all or substantially all of the assets of ECOM or any of its subsidiaries; or
     (vii)Smith is not nominated by ECOM's then-incumbent Board of Directors to be elected as a Director at any annual or special general meeting of shareholders of ECOM wherein a nomination of Directors is proposed; or

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   (viii) Smith is not elected by the shareholder  members of ECOM as a member of the Board of Directors at any annual or special general meeting of shareholders of ECOM wherein a nomination of Smith as a Director is proposed; or
     (ix) a majority of the Board of Directors elected at any annual or special general meeting of shareholders of ECOM are not individuals nominated by ECOM's then-incumbent Board of Directors; or
     (x)  Smith is removed as President of ECOM by ECOM's Board of Directors; or
     (xi) the Agreement is terminated by either party in accordance with its terms.

Payment of the Accrued Amount in Part

1.3      Partial payment of Accrued Amounts will be made to InterVen as follows:

     (i) In the event that ECOM receives Stock Option Proceeds it shall pay to InterVen One Hundred percent (100%) of any Stock Option Proceeds in an amount up to the then outstanding Accrued Amount; or
     (ii) In the event that, commencing from the Start Date, ECOM receives cumulative cash paid in capital or equity or debt financing, or any combination thereof, in a minimum amount of Five Hundred Thousand U.S. dollars ($500,000 USD), ECOM shall pay to InterVen the then outstanding Accrued Amount.

Payment of the Accrued Amount in Full

1.4 In the event of the occurrence of any one of the following events then the then outstanding Accrued Amount will be paid to InterVen in full:

     (i) ECOM retains counsel to file for bankruptcy protection or other protection from creditors; or
     (ii) ECOM, commencing from the Start Date, receives cumulative cash paid in capital or equity or debt financing, or any combination thereof, in a minimum amount of One Million U.S. dollars ($1,000,000 USD); or
     (iii)ECOM, commencing from the Start Date, achieves two consecutive fiscal quarters of positive cash flow as measured by EBITDA plus other non cash expenses; or
     (iv) ECOM undertakes a merger or consolidation with one or more corporations; or
     (v) there is a sale or other disposition of all or substantially all of the assets of ECOM or any of its subsidiaries; or
     (vi) Smith is not nominated by ECOM's then-incumbent Board of Directors to be elected as a Director at any annual or special general meeting of shareholders of ECOM wherein a nomination of Directors is proposed; or
     (vii)Smith is not elected by the shareholder members of ECOM as a member of the Board of Directors at any annual or special general meeting of shareholders of ECOM wherein a nomination of Smith as a Director is proposed; or
     (viii) a majority of the Board of Directors elected at any annual or special general meeting of shareholders of ECOM are not individuals nominated by ECOM's then-incumbent Board of Directors; or
     (ix) Smith is removed as President of ECOM by ECOM's Board of Directors; or
     (x) the Agreement is terminated by either party in accordance with its terms.

Benefit of Agreement

1.5 This Addendum will enure to the benefit of and be binding upon the successors and permitted assigns of ECOM and InterVen respectively and upon the heirs, executors, administrators and legal personal representatives of Smith. InterVen and Smith may not assign the whole or any part of their rights hereunder without the prior written consent of ECOM

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Entire Agreement

1.6 This Addendum constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties thereof. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Addendum.

Amendments and Waivers

1.7 No amendment to this Addendum will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Addendum will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

Severability

1.8 If any provision of this Addendum is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.



IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


INTERVEN CAPITAL CORPORATION


Per:____________________
 Mark Smith, President



________________________
MARK SMITH


E*COMNETRIX INC.


________________________
J. Erik Mustad


________________________
Joseph Karwat



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